TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                        Touchstone Variable Insurance Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     Regal Cinemas

Name of Security:                           Regal Cinemas 9.5% due 06/01/08,
cusip# 758754AC9
-----------------
Years of Issuers Operations:                         10 years

Date of Purchase:                                    05/21/98

Number of Units Purchased:                  400,000

Price Per Unit:                                      $100.00

Total Price Paid:                                    $400,000.00

Portfolio Assets on Trade Date:                      $35,421,910

 % Gross Underwriting Spread:                                    2.5%

Underwriting Type:                                   Firm

 Total Offering:                                     100,000,000

25% of Offering:                                     25,000,000 Par value
3% of Total Assets:                                  $1,062,657.30

Underwriter:                                         Morgan Stanley

                                                     Donaldson, Lufkin &
Jenrette

                                                     Goldman Sachs

Broker from whom Portfolio purchased:                Morgan Stanley